Exhibit 99.1

CytomX Therapeutics Announces Full-Year 2017 Financial Results and Provides Operational Update

SOUTH SAN FRANCISCO, Calif., March 7, 2018 (GLOBE NEWSWIRE) – CytomX Therapeutics, Inc. (Nasdaq:CTMX), a clinical-stage biopharmaceutical company developing investigational Probody™ therapeutics for the treatment of cancer, today reported full-year 2017 financial results and provided an operational update on the company.

As of December 31, 2017, CytomX had cash, cash equivalents and short-term investments of $374.1 million. Based upon its current operating plan, the Company expects its existing capital resources will be sufficient to fund operations into 2020.

“The CytomX team continued tremendous execution during 2017, driving our transition to a clinical-stage company with the initiation of Phase 1/2 studies for two wholly-owned and one partnered program,” said Sean McCarthy, D.Phil., president and chief executive officer of CytomX Therapeutics.

“During 2018, we expect initial data readouts from our PD-L1-targeting Probody therapeutic, CX-072, and our CD166-targeting Probody drug conjugate, CX-2009. We also expect to initiate clinical studies for two additional programs this year, resulting in five clinical-stage Probody therapeutic programs by year end. Our deepening pipeline of innovative therapeutics has the potential to make a meaningful difference in the lives of people with cancer,” continued Dr. McCarthy.

2017 Business Highlights and Recent Developments

PROCLAIM-CX-072 (PD-L1 Probody Therapeutic) Clinical Program

•	CX-072 is a Probody therapeutic targeting PD-L1, a clinically- and commercially-validated anti-cancer target.
•

Enrollment began in January 2017 in PROCLAIM-CX-072, a Phase 1/2 clinical trial evaluating CX-072 as monotherapy and in combination with Yervoy® (ipilimumab) or Zelboraf® (vemurafenib) in patients with cancer.

•	Enrollment is complete in the monotherapy dose escalation arm evaluating CX-072 in patients with advanced unresectable solid tumors or lymphomas (Part A).
o	Preliminary data from Part A is expected to be presented mid-2018.
•	Patient enrollment was initiated at a single dose level in an expansion cohort in an undisclosed cancer with known sensitivity to PD-pathway inhibitors (Part D).
•	Patient enrollment is ongoing in all other dose escalation arms of the study:
o	Monotherapy expansion in patients with PD-L1-positive tumors at multiple dose levels (Part A2);
o	Combination of CX-072 plus Yervoy® (ipilimumab) in patients with advanced unresectable solid tumors or lymphomas (Part B);

o	Combination of CX-072 plus Zelboraf® (vemurafenib) in patients with V600E BRAF-positive melanoma (Part C).

PROCLAIM-CX-2009 (CD166 Probody Drug Conjugate) Clinical Program

•	CX-2009 is a Probody drug conjugate (PDC) that targets CD166, an antigen that is broadly and highly expressed in many types of cancer.
•	Patient enrollment continues in the PROCLAIM-CX-2009 study, a Phase 1/2 clinical trial initiated in June 2017, evaluating CX-2009 as monotherapy in a subset of CD166-positive cancer types (Part A).
o	Preliminary data from Part A is expected to be presented in the second half of 2018.
•	Monotherapy expansion at select dose levels and in the same subset of cancers has been initiated in patients selected for the highest levels of CD166 expression (Part A2).

BMS-986249 (CTLA-4 Probody Therapeutic) Clinical Program

•	Bristol-Myers Squibb (BMS) presented preclinical safety and anti-tumor activity data for an anti-CTLA-4 Probody therapeutic designed to be a potentially safer ipilimumab.
•	In fourth quarter of 2017, BMS initiated a Phase 1/2 study evaluating BMS-986249 alone and in combination with nivolumab in solid tumors that are advanced and have spread.
•	BMS-986249 is the first Probody therapeutic to advance to the clinic under the companies’ strategic collaboration.

CX-2029 (CD71 Probody Drug Conjugate) Preclinical Program

•	CytomX, in collaboration with AbbVie, is advancing CX-2029, a CD71-directed PDC, through Investigational New Drug (IND) application-enabling studies.
•

CD71, also known as the transferrin receptor 1 (TfR1), is highly expressed in a number of solid and hematologic cancers and has particularly attractive molecular properties for efficient delivery of cytotoxic payloads to tumor cells.

•	CytomX expects to file an IND application for CX-2029 in the first half of 2018.

CX-188 (PD-1 Probody Therapeutic) Preclinical Program

•	CytomX is advancing CX-188, a PD-1-directed Probody therapeutic, through IND-enabling studies.
•	PD-1 is the receptor for the PD-L1 ligand responsible for inhibiting T-cell activation in a variety of cancers and is a clinically- and commercially-validated anti-cancer target.
•	CytomX expects to file an IND application for CX-188 in the second half of 2018.

Partnerships

AbbVie Partnership

•

During the third quarter of 2017, CytomX received a $15 million milestone payment ($14 million net of associated license fees) from AbbVie in conjunction with meeting certain criteria allowing the initiation of GLP toxicology studies by CytomX for CX-2029, a CD71-directed PDC.

Amgen Partnership

•

During the third quarter of 2017, Amgen and CytomX entered into a strategic collaboration in immuno-oncology in the field of Probody T-cell engaging bispecific antibodies (Pro-TCBs), including the co-development of a CytomX Pro-TCB against the Epidermal Growth Factor Receptor (EGFR), a highly validated oncology target expressed on multiple human cancer types.

•	Under the terms of the agreement, Amgen and CytomX will co-develop a Pro-TCB against EGFR-CD3 with CytomX leading early development.
•	Amgen will lead later development and commercialization with global late-stage development costs shared between the two companies.
•	Amgen made an upfront payment of $40 million and purchased $20 million of CytomX common stock.
•

CytomX is eligible to receive up to $455 million in development, regulatory and commercial milestones payments for the EGFR program and low-double digit to mid-teen percentage royalty payments on resulting EGFR products, and has the ability to opt into a profit share in the U.S.

•

Amgen is also able to select three additional targets for Pro-TCB discovery and development. Should Amgen ultimately pursue all of these targets, CytomX will be eligible to receive up to $950 million in additional upfront and milestone payments and high-single digit to low-teen percentage royalty payments on any resulting products.

•

CytomX also received the rights from Amgen to an undisclosed preclinical T-cell engaging bispecific program; Amgen is eligible to receive milestones and mid-single digit to low-double digit percentage royalty payments on any resulting products from this CytomX program.

Bristol-Myers Squibb Collaboration Expansion

•

During the second quarter of 2017, CytomX and BMS expanded its foundational alliance to discover, develop and commercialize novel therapies using the Probody platform, resulting in a $200 million upfront payment to CytomX.

•	The expanded collaboration now provides BMS with the selection of up to ten oncology targets and two non-oncology targets.
•	In the fourth quarter of 2017, CytomX earned a $10 million milestone payment from BMS upon IND clearance of BMS-986249.

Pfizer Collaboration

•	On March 6, 2018, CytomX received notification of Pfizer’s intent to terminate the companies’ research collaboration, option and license agreement.
•	The Pfizer collaboration, entered into in 2013, included the selection of up to four PDC targets for the treatment of cancer.

•	The initial PDC target was EGFR, which Pfizer previously discontinued, with certain rights reverting to CytomX.
•	Collaboration programs against the second and third targets were terminated during the first quarter of 2018.
•	Pfizer had previously declined its option to select a fourth target in the collaboration.
•	None of the programs in the Pfizer collaboration had advanced to clinical candidate stage.

Full-Year Financial Results

Cash, cash equivalents and investments totaled $374.1 million as of December 31, 2017, compared to $181.9 million as of December 31, 2016. The increase reflects cash provided by operations resulting primarily from the $200 million of upfront payments received from BMS for alliance expansion, $40 million of upfront payments and $20 million of proceeds from stock sold as part of the Amgen agreement, and the $15 million milestone payment ($14 million net of associated license fees) received from AbbVie. These cash receipts were partially offset by cash used to fund operations.

Research and development expenses were $92.3 million for the year ended December 31, 2017, compared to $54.8 million for the corresponding period in 2016. The increase in research and development expenses was primarily attributable to a non-cash charge of $10.7 million of in-process research and development expense recognized related to the Amgen agreement; $10.0 million sublicense payment made to UCSB triggered by the $200.0 million upfront payment made by BMS in connection with our expanded collaboration; $2.1 million of UCSB sublicense fees accrued as a result of the Amgen agreement; $1.0 million of UCSB sublicense fees recognized for our achievement of certain milestones required to be met to begin GLP toxicology studies under the AbbVie agreement and the IND filing for the CTLA-4 directed Probody therapeutic by BMS; an increase of $8.5 million in pharmacology studies and clinical trial expenses resulting from the advancement of CX-072, CX-2009, and CX-2029 in 2017; an increase of $5.3 million in personnel-related expenses and allocation of IT and facilities-related expenses due to an increase in headcount; and an increase of $1.7 million in consulting expenses due to the commencement of clinical trials in 2017. These increases were partially offset by a decrease of $2.1 million in manufacturing expenses for our CX-072 and CX-2009 programs due to manufacturing activities occurring in 2016 in preparation for clinical trials in 2017.

General and administrative expenses were $25.6 million for the year ended December 31, 2017, compared to $19.9 million for the year ended December 31, 2016. The increase was predominantly due to an increase of $1.4 million in personnel-related expenses and an increase of $1.0 million in recruitment fees due to an increase in headcount and temporary labor; an increase in stock-based compensation of $1.0 million due to an increase in headcount and an increase in the value of our stock; and an increase of $1.2 million in consulting services expenses primarily due to an increase in tax and accounting compliance activities and investor relations expenses.

Teleconference Scheduled Today at 5:00 p.m. ET

Conference Call/Webcast Information
CytomX management will host a conference call today at 5:00 p.m. ET.  Interested parties may access the live audio webcast of the teleconference through the Investor and News page of CytomX's website at http://ir.cytomx.com or by dialing 1-877-809-6037 and using the passcode 5686339. A replay will be available on the CytomX website or by dialing 1-855-859-2056 and using the passcode 5686339. The replay will be available from March 7, 2018, until March 14, 2018.

About CytomX Therapeutics

CytomX Therapeutics is a clinical-stage biopharmaceutical company with a deep and differentiated oncology pipeline of investigational Probody™ therapeutics. Probody therapeutics are designed to exploit unique conditions of the tumor microenvironment to more effectively localize antibody binding and activity while limiting activity in healthy tissues. The Company’s pipeline includes cancer immunotherapies against clinically-validated targets, such as CX-072, a PD-L1-targeting Probody therapeutic wholly owned by CytomX, and BMS-986249, a CTLA-4-targeting Probody therapeutic partnered with Bristol Myers Squibb. The pipeline also includes first-in-class Probody drug conjugates against highly attractive targets, such as CX-2009, a CD166-targeting Probody drug conjugate wholly owned by CytomX, and CX-2029, a CD71-targeting Probody drug conjugate partnered with AbbVie, which are considered to be inaccessible to conventional antibody drug conjugates due to their presence on healthy tissue. In addition to its wholly owned programs, CytomX has strategic collaborations with AbbVie, Amgen, Bristol-Myers Squibb Company and ImmunoGen, Inc. For more information, visit www.cytomx.com or follow us on Twitter.

CytomX Therapeutics Forward-Looking Statements
This press release includes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are difficult to predict, may be beyond our control, and may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such statements. Accordingly, you should not rely on any of these forward-looking statements, including those relating to the potential benefits and efficacy of CytomX’s or any of its collaborative partners’ product candidates, administered separately or in combination, CytomX’s ability and the ability of its collaborative partners to develop and advance product candidates into and successfully complete clinical trials, including CytomX’s Phase 1/2 clinical trials of CX-072 and CX-2009, the timing of any future clinical trials to be initiated by CytomX or any of its collaborative partners, CytomX’s expectations regarding the availability of clinical data, CytomX’s expectations with respect to its collaborations, and CytomX’s expectations regarding the timing of potential regulatory filings. Risks and uncertainties that contribute to the uncertain nature of the forward-looking statements include: two of CytomX’s product candidates under its Probody platform are in the initial stages of clinical development and its other product candidates are currently in preclinical development, and the process by which preclinical and clinical development could potentially lead to an approved product is long and subject to significant risks and uncertainties; the possibility that the results of early clinical trials may not be predictive of future results; the possibility that CytomX’s clinical trials will not be successful; CytomX’s dependence on the success of CX-072; CytomX’s reliance on third parties for the manufacture of the company’s product candidates; and possible regulatory developments in the United States and foreign countries.  Projected net cash utilization and capital resources are subject to substantial risk of variance based on a wide variety of factors that can be difficult to predict.  Additional applicable risks and uncertainties include those relating to our preclinical research and development, clinical development, and other risks identified under the heading "Risk Factors" included in CytomX’s Annual Report on Form 10-K filed with the SEC on March 7, 2018. The forward-looking statements contained in this press release are based on information currently available to CytomX and speak only as of the date on which they are made. CytomX does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

CYTOMX THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

	Year Ended December 31,
	2017	2016	2015
Revenues	$71,623	$12,845	$5,941
Revenues from related parties	—	2,198	1,771
Total revenues	71,623	15,043	7,712
Operating expenses:
Research and development	92,277	54,755	28,357
General and administrative	25,605	19,874	12,558
Total operating expenses	117,882	74,629	40,915
Loss from operations	(46,259)	(59,586)	(33,203)
Interest income	2,674	736	1,315
Interest expense	—	—	(1,732)
Other income (expense), net	(27)	(69)	(1,744)
Loss before provision for (benefit from) income taxes	(43,612)	(58,919)	(35,364)
Provision for (benefit from) income taxes	(513)	(19)	10
Net loss	(43,099)	(58,900)	(35,374)
Accretion to redemption value and cumulative dividends on preferred stock	—	—	(6,705)
Net loss attributable to common stockholders	$(43,099)	$(58,900)	$(42,079)
Net loss per share attributable to common stockholders, basic and diluted	$(1.16)	$(1.63)	$(4.90)
Shares used to compute net loss per share attributable to common stockholders, basic and diluted	37,166,830	36,234,732	8,595,247
Other comprehensive loss:
Changes in unrealized gain (losses) on investments	(67)	49	(76)
Comprehensive loss	$(43,166)	$(58,851)	$(35,450)

CYTOMX THERAPEUTICS, INC.

BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$177,548	$104,645
Short-term investments	196,562	77,293
Accounts receivable	10,139	2,159
Related party accounts receivable	—	154
Prepaid expenses and other current assets	4,352	3,896
Total current assets	388,601	188,147
Property and equipment, net	4,218	4,392
Intangible assets, net	1,604	1,750
Goodwill	949	949
Restricted cash	917	917
Other assets	1,355	2,973
Total assets	$397,644	$199,128
Liabilities, Convertible Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$4,205	$6,596
Accrued liabilities	16,383	8,824
Deferred revenues, current portion	40,559	20,347
Total current liabilities	61,147	35,767
Deferred revenue, net of current portion	264,704	83,803
Deferred tax liability	—	513
Other long-term liabilities	1,897	566
Total liabilities	327,748	120,649
Stockholders' equity:
Convertible preferred stock, $0.00001 par value; 10,000,000 shares authorized at December 31, 2017 and 2016; no shares issued and outstanding at December 31, 2017 and 2016, respectively	—	—
Common stock, $0.00001 par value; 75,000,000 shares authorized at December 31, 2017 and 2016; 38,478,560 and 36,490,169 shares issued and outstanding at December 31, 2017 and 2016, respectively	1	1
Additional paid-in capital	289,454	254,871
Accumulated other comprehensive loss	(94)	(27)
Accumulated deficit	(219,465)	(176,366)
Total stockholders' equity	69,896	78,479
Total liabilities, convertible preferred stock and stockholders' equity	$397,644	$199,128

CytomX Therapeutics
Media:
Spectrum
Christine Quern
cquern@spectrumscience.com
202-587-2588

Investors:
Trout Group
Pete Rahmer
prahmer@troutgroup.com
646-378-2973